* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only
Exhibit 4.14

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

and

JA Solar Technology Yangzhou Co., Ltd.

Supply Contract for Polysilicon

Contract Number：SSC00230

August 17, 2008

Supply Contract for Solar Grade Polysilicon

The Supply Contract for Solar Grade Polysilicon (hereinafter referred to as the “Contract”) is made on August 17, 2008 in Nanjing, the People’s Republic of China (the “PRC”) by and between:

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (in its own name and on behalf of its affiliates which have been or will be established and are confirmed by the Buyer in writing to participate in the Contract), a company incorporated in the PRC, with its registered office at No. 66 Yangshan Road, Xuzhou Economic Development Area, Jiangsu, the PRC (hereinafter referred to as the “Seller”);

and

JA Solar Technology Yangzhou Co., Ltd. (in its own name and on behalf of its affiliates, as listed in Annex C hereto, which have been established and are confirmed by the Seller in writing to participate in the Contract), a company incorporated in the PRC, with its registered office at Attached Building of Development Plaza, No. 108 Huaiyang Road, Yangzhou, Jiangsu, the PRC (hereinafter referred to as the “Buyer”).

The Seller and Buyer shall be collectively referred to as the “Parties” and individually as a “Party”.

Recital

Whereas, the Buyer intends to purchase from the Seller, and the Seller agrees to sell to the Buyer as its supplier, polysilicon of certain quantity;

In consideration of the foregoing and the mutual statements, covenants and promises which are acknowledged by both Parties, it is agreed as follows:

Part One - Definitions

Unless otherwise specified herein or permitted in the context hereof, the following words and terms shall have meanings as follows:

1.1	“Contract” means the “Supply Contract for Solar Grade Polysilicon”, including all annexes hereto, and any and all future amendments and modifications to and supplementations with the Contract;

1.2
“Term” means the duration from the effective date of the Contract to December 31, 2009, namely, the validity period of the Contract.  The Contract remains full effects until either party hereto completes all its obligations hereunder;

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

1.3
“Business Day” means any day on which companies in the PRC are generally open for business in the PRC, including Saturdays or Sundays which the PRC Government temporarily declares to be a working day (“Alternate Working Day”), exclusive of statutory holidays and Saturdays or Sundays other than an Alternate Working Day;

1.4	“Effective Date” means the date when the Contract is executed;

1.5	“Contract Year” means any calendar year within the Term hereof;

1.6
“Affiliate” means any company which is controlled directly or indirectly by either party, or controls directly or indirectly that party, or is, together with that party, controlled directly or indirectly by a company. For the purpose of the Contract, “Controlling” means a company 1) owns, directly or indirectly, 50% (fifty percent) or more of voting shares or stocks of another company; or 2) owns 50% (fifty percent) or more of the registered capital of another party;

1.7
“Loss” means any and all damages, fines, costs, duties, penalties, losses and other expenditures (loss of profits and value), including any interest, reasonable investigation cost, legal cost, reasonable attorney fee, accountant fee and other costs for expert consultation arising from any litigation, claim, contractual default or tax assesment (including all relevant costs, especially, all attorney costs arising from, 1) investigation of or defense against claims made by a third party; 2) any right claimed against or disputed with the other party pursuant to the Contract; and 3) amicable settlement of cases or lawsuits, or threatened cases or lawsuits;

1.8
“Intellectual Property Rights” means the rights to any of inventions, discoveries, improvements, utility models, works with copyright, industrial designs, algorithms, data structures, trade secrets or know-how, confidential data, or ideas with commercial value. Intellectual property rights also include trademarks, decoration, trade names, domain names, and other logos showing or expressing certain goods or services from or controlled by an entity. Intellectual property rights also include all invisible rights or privileges in any other area similar to the said rights in any case, to any kind of computer software and data, and the rights to apply for and register the foregoing rights;

1.9	“China” or “PRC” means the People’s Republic of China, exclusive of Hong Kong and Macau SARs and Taiwan for the purpose of the Contract;

1.10	“Renminbi” or “RMB” means the legal currency of the PRC;

1.11
“Applicable Laws” means any laws, regulations, rules, and notices, orders, decisions or other announcements formulated by the legislative, administrative or judicial organs, which are applicable to either party or the subject matter of the Contract;

1.12
“Product” or “The Product” means the polysilicon which the Seller supplies to the Buyer pursuant to the specifications as specified in Annex A hereto. The Seller agrees to sell and deliver, and the Buyer agrees to purchase and receive, the Product pursuant to the Contract;

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

1.13	“Price” means the meaning specified in Article 3.2.2 hereof;

1.14	“Payment for Goods” means the price of the Product and the sum of VAT to be paid by the Buyer; and

1.15	“Total Price” means the total amount of payment and the sum of VAT to be made by the Buyer for the Products of the quantity according to Annex B or as adjusted by the Seller.

Part Two - General Provisions

2.1	Annexes to the Contract are integral part of the Contract and have equal force with various terms of the Contract.

2.2	Headings before the contents, articles and paragraphs are inserted only for convenience of reference, and shall not affect the meanings, interpretations or validity of the Contract.

2.3	The Buyer shall, within the Term hereof, purchase and receive the Product hereunder and make payment due pursuant to the clauses hereof.

2.4	The Seller shall, within the Term hereof, sell and deliver the Product hereunder pursuant to the clauses hereof.

2.5
Either Party, as well as its affiliates which are confirmed by the other Party in writing to participate in the Contract, may not withdraw from the Contract, except with the prior written consent of the other Party.

2.6	Either Party, as well as its affiliates participating in the Contract, shall assume joint and several liabilities for the Party’s performance of its obligations hereunder.

2.7	Affiliates participating in the Contract shall sign the Undertaking Letter according to the format in Annex C hereto.

2.8
Both Parties acknowledge and agree that, without prior written consent from the Seller, the Buyer shall not transfer the Product purchased hereunder to any third party with or without any consideration.  The Product shall be used for the sole purpose of the Buyer’s production, and the Seller assumes no liability for the Product transferred by the Buyer to any third party with or without any consideration.

Part Three - Product Supply

3.1           Product

Product supplied under the Contract shall comply with the specifications set forth in Annex A hereto. The specifications may not be altered except by written agreement between the Parties.

3.2           Price

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

3.2.1
Within the Term hereof，the price of the Product shall be the fixed price set forth in Annex B hereto. It is agreed that neither Party may in any case request for price adjustment for any reason once the Contract is executed except for adjustment to VAT as required by law.

3.2.2	Price set forth in Annex B hereto is inclusive of VAT, and shall be adjusted according to law on the day when the new VAT rate comes into effect.

3.3	Quantity

3.3.1
Quantity of the Product which the Buyer intends to purchase from the Seller and the Seller agrees to supply to the Buyer within the Term hereof shall be subject to Annex B hereto. The Seller shall have the right to make (upward or downward) adjustment to the extent of ***% of the monthly quantity set forth in Annex B hereto, which shall not constitute breach of delay or insufficient delivery; provided the adjusted monthly quantity may not be less than ***% of the monthly quantity stated in Annex B and, Seller shall make up for any monthly quantity decrease within *** days of the first day of the next month. In addition, it is agreed that, unless otherwise agreed in writing, neither Party may in any case require for quantity adjustment for any reason once the Contract is executed.

3.4	Quality

3.4.1
The standards for the quality of the Product hereunder shall be subject to the specifications set forth in Annex A hereto. In case of disputes about the quality, either Party, or the Parties, may entrust U.S. National Renewable Energy Laboratory (hereinafter referred to as “NREL” or “Appraisal Agency”) for appraisal. The appraisal report issued by NREL shall be binding upon the Parties. Appraisal cost shall be paid by the entrusting Party in advance and reimbursed by:

1)	the Seller if the Product is found defective according to the appraisal report;

2)	the Buyer if the Product is found without defect according to the appraisal report.

3.5	Payment

3.5.1
Payment: the Buyer shall, prior to the *** day of every month, pay the Seller the price of the Product for the following month pursuant to Annex B hereto. The Seller shall have the right to refuse to make delivery until its receipt of full payment.

3.5.2	The Seller shall issue invoices for the amount paid by the Buy prior to the *** day of the payment month.

3.5.3	The payment from the Buyer shall be remitted to the bank account designated by the Seller.

3.5.4	Currency: the Parties agree that all the payment shall be made in RMB.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

3.6	Delivery

3.6.1
Delivery of the Products shall comply with the delivery schedule of Annex B hereto. The Seller shall commence to deliver the Products from the *** day of every month upon receipt of payment made by the Buyer prior to the *** day of the previous month, and the Seller shall endeavor to make delivery in equal quantities every week. .

3.6.2
Place of delivery: unless otherwise specified in writing, the Product shall be delivered primarily to the place in Jiangsu and Hebei, the PRC designated by the Seller. Where the Seller chooses another place, such a place shall be within the territory of PRC, and the Product shall be picked up by the Buyer.  Title to and risks in damage and loss of the Product shall be transferred to the Buyer upon delivery.

3.6.3	Transportation and Insurance: the Buyer shall be responsible for and bear the expenses of transportation and insurance of the Product.

3.6.4
Where the Buyer requests the Seller to delay delivery due to the Buyer’s own reasons or refuse to take delivery of the Products without just reasons, the Seller shall grant a grace period of *** business days to the Buyer. Upon expiration of the grace period, the Seller can issue a written notice to the Buyer and deliver the Products to the notary public or store in a warehouse designated by the Seller and suitable for storage of the Products; provided, however, that the Buyer shall be responsible for all risks and costs arising therefrom. In such case, all risks to the Product shall be immediately transferred to the Buyer and the Buyer shall pay for delivery or storage. Save under a force majeure, if the Buyer fails to receive the Products within *** days after receipt of the said written notice from the Seller, it shall be deemed to have irrevocably accepted such Product.

3.6.5	Inspection:

(a) The Buyer shall inspect the Product in respect of package number of delivery, and appearance, and shall raise any issue thereof upon at delivery.  If no issue is raised at delivery, the Buyer shall be deemed to have accepted package number of delivery, and appearance.

(b) The Buyer shall inspect the Products in respect of weight within *** days of the date of delivery. In case of any issue thereof, the Buyer shall provide a written notice to the Seller within such period, indicating any nonconformance in the weight of the Products, then the Seller shall provide the weight of delivered Product so as for the Buyer to calculate the weight of the Product delivered.  To avoid any doubt, the Parties acknowledge that the Buyer shall not raise any issue about the weight of the Product whose packaging is broken, and that the Buyer shall be deemed to have no issue about the weight of such Products.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

(c) The Buyer shall inspect the Products in respect of quality within *** days of the date of delivery. In case of any issue thereof, the Buyer shall issue a written notice to the Seller within such period, indicating defects in the quality of the Products, then the Seller shall, upon confirmation, substitute defective Products with quality ones within *** days after receipt of the written notice. If Buyer does not deliver a written notice of defects in the Products to the Seller within *** days of the date of delivery, the Products delivered shall be deemed to be good quality and comply with Annex A hereto.

(d) The Buyer shall be deemed to have irrevocably accepted the Product if the Buyer fails to inspect the Product in accordance with this provision.

4.	Force Majeure

4.1	Force Majeure Events Applicable to the Parties

“Force Majeure” refers to all events which occur after the date of the Contract, cannot be controlled, foreseen, avoided or overcome by the Parties, and cause one Party hereto fail to perform all or part of the Contract, including earthquake, typhoon, flood or other natural disasters, fire, explosion, war, strike or convulsion. Where one Party delays in performing, or fails to perform, its obligations hereunder as a result of force majeure other than the Party’s fault or negligence, the Party is not liable for such delay or non-performance, nor such delay or non-performance constitutes a breach of the Contract. The Parties agree to continue to perform the Contract within seven days after the force majeure event disappears. The Term shall be extended correspondingly for a period equal to the time of non-performance of the Contract due to the force majeure.

4.2	Notice and Response

The Party affected by force majeure shall notify the other Party in writing in a timely manner. The notice shall include complete explanation about the force majeure and relevant causes, current situation of the force majeure, and the measures the Party has taken or will take to overcome the force majeure. The affected Party shall make best efforts to overcome delay in performance of the Contract due to force majeure, and to take reasonable measures to make up the period for delayed performance without causing costs for the other Party.

5.	Intellectual Property Right

Any and all drawings, data, designs, tools, equipment, programs, engineering alteration, invention, trade secrets, copyrights, design right to circuit layout, source code, result code, patent application, know-how, computer and/or product software (including part of software), trademark, technological information or materials otherwise which are developed, produced or provided by the Seller during development, production or manufacturing of the Product shall vest in the Seller (or its licensors, if any). Any of the provisions of the Contract may not be deemed that the Seller has granted the intellectual property rights of the Product to the Buyer.

6.	Confidentiality and Confidential Information

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

6.1
The Parties (including relevant affiliates participating in the Contract) acknowledge and agree that the terms of the Contract and its annexes, as well as the information exchanged between the Parties in respect of the Contract (including information of investigation, technologies, product development, marketing plan, product, business and otherwise) shall be deemed as the “Confidential Information” of the disclosing party (hereinafter referred to as “Disclosing Party”). Exchange of the Confidential Information is to ensure the Parties to perform their respective duties and obligations hereunder. During the Term and one (1) year after the termination or rescission of the Contract, unless otherwise required by applicable laws, regulations or rules of security exchange firm, the receiving party, and its employees, attorneys, financial advisors, senior officers, directors and shareholders knowing the Confidential Information (hereinafter referred to as “Receiving Party”) may not use in any way the terms of the Contract or any of the Confidential Information disclosed by the Disclosing Party, nor disclose, divulge or inform to any individual, enterprise, company or entity, except with prior written consent of the Disclosing Party. However, either Party may disclose, divulge or inform the terms of the Contract or any of the Confidential Information disclosed by the Disclosing Party to its affiliates if such affiliates undertake to keep them strictly confidential pursuant to the Contract and they need such information for performance of the Contract. Either Party further agrees to exercise due care in protecting the Confidential Information disclosed by the other Party pursuant to the Contract, in order to avoid publication or disclosure, with a degree not less than the due care upon its own Confidential Information. In any event, either Party shall exercise reasonable due care to prevent disclosure of the Confidential Information. Confidential Information excludes:

(a)	the information which has been known by the Receiving Party at the time of disclosure from the Disclosing Party;

(b)	the information which is in public domain not due to the default of the Receiving Party;

(c)	the information which is received legally by the Receiving Party from a third person not violating any confidentiality obligation;

(d)	the information which is developed by the Receiving Party independently;

(e)	the information which the Disclosing Party has, pursuant to the Contract, issued a written authorization to disclose; or

(f)
the information which is to be disclosed by law or for submission of financial reports; however, the Party required to make such a disclosure shall, if permitted, notify the other Party the requirement for legal disclosure and, if appropriate, give a reasonable chance to the other Party to object to such disclosure.

6.2
The Receiving Party shall keep the Confidential Information in confidence. The Receiving Party may not copy or use such Confidential Information except for performance of the obligations hereunder. The Receiving Party shall return all of the Confidential Information to the Disclosing Party upon completion of its obligations hereunder or if required by the Disclosing Party.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

6.3
The Receiving Party acknowledges and agrees that non-permitted use or disclosure of the Confidential Information will result in unrecoverable losses to the Disclosing Party, therefore, losses to the Disclosing Party arising therefrom cannot be remedied only reliance on legal remedies. Accordingly, if the Receiving Party is in material breach, or intends to be in breach, of this Section 6, the Disclosing Party shall not only exercise other rights and remedies, but also immediately apply for injunctive relief to prevent such default.

6.4
The Parties (including relevant affiliates acquiring the Confidential Information pursuant to the Contract) agree that neither Party may, without the other Party’s prior consent, declare in public or release any notice, report, statement or information concerning the Contract, or transactions or clauses in respect of the Contract. However, either Party or its affiliates may disclose the Contract if required by local authorities or applicable laws. Either Party may not release the execution or the contents of the Contract until the Parties agree on the detailed items in respect of release.

7.	Title to and Use of Drawings, Documentations and Other Items

Any and all drawings, blueprints, moulds, models, tools, forms and any other item or document which are provided or prepared by the Seller for development, production or manufacturing of the Products hereunder shall vest in the Seller and, upon termination or rescission of the Contract, shall be immediately returned to the Seller. As to the drawings, blueprints, moulds, models, tools, forms and any other item or document which are provided or prepared by the Seller, the Buyer may use them only for performance of the Contract and cannot use for the interests of any other party.

8.	Default, Termination and Rescission

8.1	Buyer’s Default Liability for Unsatisfied Purchase or Payment

8.1.1
Where the Buyer fails to purchase the Products from the Seller of the agreed quantity in certain month, the Seller shall have the right to resell the Products not purchased by the Buyer to domestic or overseas market, provided that the Buyer shall compensate the Seller for the balance between the price of resale and the agreed one, and relevant costs for resale.

8.1.2
Where the Buyer fails to pay on schedule, the Buyer shall pay the daily penalty at ***% of the outstanding amount. In case of overdue payment exceeding *** days, the Seller shall issue a notice of default to the Buyer, requiring for correction within *** days. In case of failure to rectify within *** days, except for force majeure, it shall constitute the Buyer’s material breach, then the Seller shall have the right to unilaterally terminate the Contract by notifying the Buyer in writing. The notice of rescission shall be effective as of the date the Buyer receives such notice.  Where the Buyer rectifies its default within the said period, the Seller shall have no right to terminate the Contract. For the duration of payment so delayed, the Seller may elect to be remedied pursuant to the Article 8.1.1 hereof.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

8.2	Seller’s Default Liability for Unsatisfied or Delay in Delivery

8.2.1
Where the Seller fails to substitute defective Products with quality ones within *** days as mentioned in Article 3.6.5 hereof, or fails to meet the demands of the Buyer for the Products hereunder in certain month, whether manufactured by the Seller or purchased from a third party, the Buyer shall have the right to purchase relevant substitutes from domestic markets or abroad, provided that the Seller shall compensate the Buyer for the balance between the price of substitutes and the agreed one hereunder; if the Buyer purchases raw materials to either manufacture the Product itself or authorize a third party to do the same, then the Seller shall compensate the Buyer for the balance between the agreed price hereunder and the price of the raw material, production cost and the relevant costs.

8.2.2
In case of Seller’s material breach, the Buyer shall have the right to unilaterally terminate the Contract by notifying the Seller in writing (the notice of termination shall be effective on the date the Seller receives such notice):

(a)
Where the Seller fails to make delivery on schedule according to Annex B hereto, i.e., non-delivery or delay in delivery, the Buyer is entitled to remedies provided under Article 8.2.1 hereof, and the Seller shall pay the daily penalty at ***% of price amount of the non-delivered Product. In case of delivery delay exceeding *** days, the Buyer will issue a notice of default to the Seller, requiring for rectification within *** days. In case of failure to rectify within *** days, except for force majeure, it shall constitute the Seller’s material breach.

(b)	Where the Seller fails to substitute defective Products with quality ones within *** days as stipulated in Article 3.6.5 hereof, the Buyer is entitled to remedies provided under Article 8.2.1 hereof, or to issue a notice of default to the Seller, requiring for rectification within *** days. In case of non-rectification within *** days, except for force majeure, it shall constitute the Seller’s material breach.

The Buyer shall have no right to rescind the Contract if the Seller corrects the default within the said period.

8.3	Termination

8.3.1	The Contract shall be terminated:

(a)	upon expiration of the Term hereof; or

(b)	upon written agreement between the Parties.

8.3.2	Either Party has the right to notify the other Party in writing of termination of the Contract in any of the following circumstances:

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

(a)	where the Buyer or the Seller is in material breach of the Contract pursuant to Article 8.1 or 8.2 hereof, the non-defaulting Party may issue a written notice of termination to the breaching Party; or

(b)	one Party is declared bankrupt, or is insolvent, liquidated or dissolved, or closes up business, or cannot repay debts due, the other Party may issue a written notice of termination to such Party.

9.	Notice

Any and all notices or documents required by the Contract shall be made in writing by the representatives of the Parties as follows, sent or delivered to the representatives of the other Party. In case of any of the following circumstances, the notice shall be deemed received by all members of the addressee: (a) at the time of delivery where delivered in person; (b) at the time of receipt of the notice or document where sent by registered mail or certified mail; and (c) on the second business day if delivered by courier.

Representatives in respect of communications hereunder:

the Seller’s representative:

Name of the Company: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Add.: No. 66 Yangshan Road, Economic Development Area, Xuzhou, Jiangsu

Attn.: Zhu Guomin (General Manager)

the Buyer’s representative:

Name of the Company: JA Solar Technology Yangzhou Co., Ltd.

Add.: No. 36 Jiang Chang San Road, Shanghai

Attn.: Yang Huaijin (CEO)

Tel: (86-21) 60955888

Fax: (86-21) 60955797

E-mail: samuelyang@jasolar.com

Either Party shall issue a written notice to the other Party, indicating changes in address or representative in respect of transmission or receipt of notices and documents, if any. All communications between the Parties shall comply with the cooperative procedures which shall be jointly determined between the Parties.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

10.	Language

The Contract shall be written in Chinese.  In case of any other language version, the Chinese version shall prevail.

11.	Applicable Law

Effectiveness, interpretation and performance of the Contract shall be governed by the law of the People’s Republic of China.  Laws of other nations and rules of conflict of laws shall not be applicable.

12.	Dispute Settlement

Any and all disputes, dissensions or claims (including disputes about default, termination or invalidity of the Contract) (hereinafter referred to as “Dispute”) arising from or in connection with the Contract shall be settled first through negotiation between the Parties. Where negotiation fails, either Party shall have the right to submit the Dispute to the competent People’s Court at the place where the Contract is signed, as shown in the first page hereof.

13.	Non-waiver

One Party’s failure to require the other to strictly perform any of the provisions of the Contract or to exercise any of its rights hereunder shall not be deemed as the Party’s waiver of such right, or further right to require for performance or to exercise such provisions or rights.

14.	Severability

Invalidity of any of the provisions of the Contract shall not impair the validity of the remainder.

15.	Transfer

Neither the Buyer nor the Seller may transfer any of their obligations hereunder, except with the prior written consent of the other Party.

16.	Survival

Default remedies, rights and obligations of confidentiality hereunder shall survive after termination or rescission of the Contract.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

17.	Modification

Modification or alteration to, supplementation with or waiver of any of the provisions of the Contract shall be null and invalid, except in a writing signed by the Parties.

18.	Entire Contract

The Contract and its annexes constitute all agreements between the Parties in respect of the subject matter of the Contract, and substitute any and all prior contracts or understandings between the Parties.

19.	Effectiveness

The Contract comes into effect as of the date when duly authorized representatives of the Parties execute the Contract.

(Attached page is for signature)

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

(Signature page)

Seller: Jiangsu Zhongneng Silicon Technology Development Co., Ltd.

(seal)

Authorized representative (signature):

Buyer: JA Solar Technology Yangzhou Co., Ltd.

(seal)

Authorized representative (signature):

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex A

Standards for Specification and Quality of Solar Grade Polysilicon

1.	Boron:<=50 ppba
2.	Donor:<=100 ppba
3.	Carbon:<=1.00 ppma
4.	Total Metals(Fe,Cu,Ni,&Cr etc.):<=1.00 ppma
5.	Lifetime (N type): 50μs

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

 Annex C

List of Affiliates Participation in the Contract and Undertaking Letter (format)

List of Affiliates

Seller’s Affiliates

Buyer’s Affiliates

1.	JingAo Solar Co., Ltd.

Address: Industry Park, Jinglong Street, Ningjin, Hebei

Legal representative: Jin Baofang

2.	Shanghai JA Solar PV Technology Co., Ltd.

Address: Suite 401, No. 303 Jiang Chang San Road, Shanghai

Legal representative: Jin Baofang

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Letter of Undertaking

The Company, Shanghai JA Solar PV Technology Co., Ltd., refers to the Supply Contract for polysilicon (hereinafter referred to as the “Contract”) made by and between Jiangsu Zhongneng Polysilicon Technology Development Co. Ltd. and JA Solar Technology Yangzhou Co., Ltd. on August 17, 2008. The Company, as the affiliate of Buyerto the Contract, hereby applies to participate in the Contract as Buyer thereto.

The Company hereby irrevocably undertakes to be bound by the following terms upon the inclusion of the Company as a Buyer in the Contract:

The Company knows and understands all provisions of the Contract and its annexes, and agrees to be bound by the Contract and its annexes;

The Company will assume joint and several liabilities with other affiliates of Buyer participating in the Contract for the obligations and liabilities thereunder, and confirms that the performance of the contractual obligations by any affiliate of the other party shall be deemed that the other party has performed the contractual obligation to us.

The Company will not have any right hereunder if the Company is unqualified for the conditions as the affiliate; however, the Company may not be exempted from the joint and several liabilities under the Contract.

Undertaker: Shanghai JA Solar PV Technology Co., Ltd.

Legal representative/Authorized representative

(signature):

Date: August 17, 2008

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Letter of Undertaking

The Company, JingAo Solar Co,. Ltd, refers to the Supply Contract for polysilicon (hereinafter referred to as the “Contract”) made by and between Jiangsu Zhongneng Polysilicon Technology Development Co. Ltd. and JA Solar Technology Yangzhou Co., Ltd. on August 17, 2008. The Company, as the affiliate of Buyerto the Contract, hereby applies to participate in the Contract as Buyer thereto.

The Company hereby irrevocably undertakes to be bound by the following terms upon the inclusion of the Company as Buyer in the Contract:

The Company knows and understands all provisions of the Contract and its annexes, and agrees to be bound by the Contract and its annexes;

The Company will assume joint and several liabilities with other affiliates of Buyer participating in the Contract for the obligations and liabilities thereunder, and confirms that the performance of the contractual obligations by any affiliate of the other party shall be deemed that the other party has performed the contractual obligation to us.

The Company will not have any right hereunder if the Company is unqualified for the conditions as the affiliate; however, the Company may not be exempted from the joint and several liabilities under the Contract.

Undertaker: JingAo Solar Co,. Ltd

Legal representative/Authorized representative

(signature):

Date: August 17, 2008

Annex B

Product Name, Quantity, Delivery Schedule, Payment Schedule, and Price

Monthly Quantity and Price in 2008
Month	Unit	August	September	October	November	December	Total
Quantity	Ton	***	***	***	***	***	***
Unit Price Inclusive of Tax	Yuan/kg	***	***	***	***	***
Total Sum Inclusive of Tax	Yuan	***	***	***	***	***	***
Monthly Payment Date		***	***	***	***	***

Quarterly Quantity and Price in 2009
Quarter	Unit	First	Second	Third	Fourth	Total
Planned Quantity	Ton	***	***	***	***	***
Unit Price Inclusive of Tax	Yuan/kg	***	***	***	***
Total Sum Inclusive of Tax	Yuan	***	***	***	***	***

Note:

1.	The total sum is exclusive of VAT of 17%, and will be adjusted according to VAT adjustment.

2.	The price of the Product for the following month shall be paid off on or prior to the *** day of current month. The payment for August 2008 shall be made prior to ***.

3.
In December 2008, the Parties shall negotiate and agree on the quantity of supply for 2009 based on the productivity and plan of the Seller and the demand of the Buyer.  If no agreement is reached in December, the monthly quantity shall be the average monthly quantity of the first quarter of 2009; the monthly payment will be the unit price inclusive of tax of 2009 multiplying with the monthly quantity.